Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Michael M. Morrissey, the Chief Executive Officer of Exelixis, Inc. (the “Company”), and Frank Karbe, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company's Quarterly Report on Form 10-Q for the period ended June 29, 2012, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 2nd day of August, 2012.

/s/ Michael M. Morrissey	/s/ Frank Karbe
Michael M. Morrissey, Ph.D. President and Chief Executive Officer (Principal Executive Officer)	Frank Karbe Executive Vice President and Chief Financial Officer (Principal Financial Officer)